                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              U.S. MICROBICS, INC.
             (Exact name of registrant as specified in its charter)

             Colorado                                     88-0990371
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

             6451 El Camino, Suite C
              Carlsbad, California                         92009
    (Address of principal executive offices)             (Zip Code)


                       2003 EMPLOYEE STOCK INCENTIVE PLAN
                       ----------------------------------
                            (Full title of the plan)

                                 Robert C. Brehm
                             6451 El Camino, Suite C
                           Carlsbad, California 92009

                     (Name and address of agent for service)

                                 (760) 918-1860
          (Telephone number, including area code, of agent for service)

                                      CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)              PRICE(2)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 10,000,000             $0.085               $850,000              $68.76
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on September 15, 2003, as reported on the OTC Electronic Bulletin Board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this registration statement:

                  (a) The Annual Report for the fiscal year ended September 30, 2002, filed by the registrant with the Securities and Exchange Commission (the "Commission") on Form 10KSB on February 20, 2003, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The Quarterly Report for the quarter ended June 30, 2003 filed on Form 10QSB on August 14, 2003 and amended on August 14, 2003.

                  (c) The Quarterly Report for the quarter ended March 31, 2003 filed on Form 10QSB on May 20, 2003.

                  (d) The Quarterly Report for the quarter ended December 31, 2002 filed on Form 10QSB on March 3, 2003.

                  (e) A description of the Registrant securities contained in the Registration Statement on Form SB-2/A effective July 19, 2000.

                  (f) In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Company's Bylaws and the Colorado General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and Directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

         The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages of the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve misconduct or a knowing violation of law; (iii) for the lawful payments of dividends or stock redemption by the Company; or (iv) for any transaction from which the director derives an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8. EXHIBITS.

          5.       Opinion regarding legality
          23.1     Consent of Russell Bedford Stefanou Mirchandani, LLP
          23.2     Consent of Richardson & Patel LLP (included in Exhibit 5)
          23.3     Consent of Bradshaw, Smith & Co., LLP
          99.      2003 Employee Stock Incentive Plan

ITEM 9. UNDERTAKINGS.

                  (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 16th day of September, 2003.

                                            U.S. MICROBICS, INC. A Colorado
                                            Corporation


                                                /s/ Robert C. Brehm
                                                --------------------------------
                                            By: Robert C. Brehm
                                            Its:  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:


Dated:  September 16, 2003          /s/ Robert C. Brehm
                                    --------------------------------------------
                                    Robert C. Brehm, President, CEO and Director


Dated:  September 16, 2003          /s/ Mery C. Robinson
                                    --------------------------------------------
                                    Mery C. Robinson, COO and Director


Dated:  September 16, 2003          /s/ Conrad Nagel
                                    --------------------------------------------
                                    Conrad Nagel, Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


Dated:  September 16, 2003          /s/ Robert Key
                                    --------------------------------------------
                                    Robert Key, Director


Dated:  September 16, 2003          /s/ Mark Holmstedt
                                    --------------------------------------------
                                    Mark Holmstedt, Director


Dated: September 16, 2003           /s/ Roger Knight
                                    --------------------------------------------
                                    Roger Knight, Director

                                INDEX TO EXHIBITS

Exhibit Number    Description

     5.           Opinion regarding legality
     23.1         Consent of Russell Bedford Stefanou Mirchandani, LLP
     23.2         Consent of Richardson & Patel LLP (included in Exhibit 5)
     23.3         Consent of Bradshaw, Smith & Co., LLP
     99.          2003 Employee Stock Incentive Plan